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                                  EXHIBIT 2.2
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                         AMENDMENT TO TABLE TOYS, INC.
                            ASSET PURCHASE AGREEMENT


     This AMENDMENT TO TABLE TOYS, INC. ASSET PURCHASE AGREEMENT (this "Amendment") entered into as of the 12th day of April, 1996, by and between TABLE TOYS, INC., a Texas corporation ("Seller"), and JUST TOYS, INC., a Delaware corporation ("Purchaser"). Seller and Purchaser are jointly referred to as the "Parties."

                                R E C I T A L S
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     A.   The Parties entered into that certain Table Toys, Inc. Asset Purchase
Agreement (the "Asset Purchase Agreement") dated January 22, 1996.

     B. The Parties desire to decrease the estimated paid stock to preferred stockholders by 10,000 shares and increase the estimated paid stock to accounts payable above $2,000.00 by 10,000 shares.

                               A G R E E M E N T
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     NOW THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, Seller and Purchaser agree as follows:

     1. Schedule 2 to the Asset Purchase Agreement shall be replaced in its entirety with Schedule 2 attached hereto.

     2. Except as modified by the terms and provisions of this Amendment, each and every one of the terms and provisions of the Asset Purchase Agreement, to the extent the same are not inconsistent with the terms and provisions of this Amendment, are hereby confirmed and ratified as in full force and effect.

     3. The terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Texas.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.
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     IN WITNESS HEREOF, this Amendment is executed effective as of the date first written above.

                                    PURCHASER:
                                    ----------

                                    JUST TOYS, INC.


                                    By:  _____________________________________
                                       Morton J. Levy, Chief Executive Officer


                                    SELLER:
                                    ------

                                    TABLE TOYS, INC.


                                    By:  __________________________________
                                       Kevin Gates, President